As filed with the Securities and Exchange Commission on July 2, 2015

Registration No. 333-120622

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALAMOS GOLD INC.

(Exact name of registrant as specified in charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200-130 Adelaide Street West

Toronto, Ontario, Canada, M5H 3P5

(416) 368-9932

(Address, including zip code, and

telephone number, including area code, of

principal executive offices)

Amended Stock Option Plan of Alamos Gold Inc.

(Full title of the Plan)

Torys LLP

Attn: Mile T. Kurta

1114 Avenue of the Americas

New York, NY 10036

(212) 880-6000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (File No. 333-120622) (the “Registration Statement”) of Alamos Gold Inc. (“Alamos”):

•	Registration Statement No. 333-120622 pertaining to the registration of options and common shares to be issued pursuant to the exercise of options or rights granted under the Amended Stock Option Plan of Alamos Gold Inc. This Registration Statement registers a total of 9,350,051 common shares to be issued pursuant to the exercise of outstanding options or rights granted under the Amended Stock Option Plan of Alamos Gold Inc.

On July 2, 2015, Alamos and AuRico Gold Inc. amalgamated by way of statutory arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) (“OBCA”). All of the common shares of Alamos prior to such date were exchanged for Class A Shares of the amalgamated entity, which will operate under the name “Alamos Gold Inc.”

As a result of the Arrangement, Alamos has terminated the offering of its common shares pursuant to the Registration Statement. In accordance with undertakings made by Alamos in the Registration Statement to remove from registration, by means of post-effective amendments, any of its common shares that remain unsold at the termination of the offering, Alamos hereby removes from registration, by means of this post-effective amendment, any and all securities registered but unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on July 2, 2015.

ALAMOS GOLD INC..

By:	/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated and on the dates indicated.

Principal Executive Officer:

By:	/s/ John McLuskey
Name:	John McLuskey
Title:	President and Chief Financial Officer
Date:	July 2, 2015

Principal Financial and Accounting Officer:

By:	/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Financial Officer
Date:	July 2, 2015

Directors:

By:	/s/ Alan Edwards
Name:	Alan Edwards
Date:	July 2, 2015

By:	/s/ Mark Daniel
Name:	Mark Daniel
Date:	July 2, 2015

By:	/s/ Patrick Downey
Name:	Patrick Downey
Date:	July 2, 2015

By:	/s/ David Fleck
Name:	David Fleck
Date:	July 2, 2015

By:	/s/ David Gower
Name:	David Gower
Date:	July 2, 2015

By:	/s/ John McLuskey
Name:	John McLuskey
Date:	July 2, 2015

By:	/s/ Paul Murphy
Name:	Paul Murphy
Date:	July 2, 2015

By:	/s/ Scott Perry
Name:	Scott Perry
Date:	July 2, 2015

By:	/s/ Ronald Smith
Name:	Ronald Smith
Date:	July 2, 2015

By:	/s/ Kenneth Stowe
Name:	Kenneth Stowe
Date:	July 2, 2015

Authorized Representative in the United States:

/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Financial Officer
Date:	July 2, 2015